UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2017, PositiveID Corporation (the “Company”) and its wholly-owned subsidiary PositiveID Diagnostics, Inc., a California corporation (collectively, the “Seller”), entered into an Asset Purchase Agreement (“APA”) with ExcitePCR Corporation, a Delaware corporation (the “Buyer”). Pursuant to the APA, at closing, the Seller will sell and deliver to the Buyer all right, title and interest in all assets used or useful in connection with the operation of the FireflyDX technology, which consists of the FireflyDX and its predecessor, the Dragonfly Dx technology and products, along with patents, the applicable know how used in the development of the FireflyDX and Dragonfly Dx technology, and breadboard prototypes of both products (the “Firefly Technology”). The consideration to be paid by the Buyer to the Seller for the Firefly Technology, will be 10,500,000 shares of common stock of the Buyer, and the Company will own approximately 91% of the Buyer post-closing of the sale (prior to any financing). As a condition to the Seller’s obligation to close the transaction, the Buyer shall have completed a financing transaction with net proceeds to the Buyer of at least $3 million. As described in the APA, additional conditions and deliverables at closing include a patent assignment agreement, accounting services agreement, license agreement, and certain required consents from third parties.

The Company believes that the Firefly Technology has significant potential value to stockholders. In discussions with potential partners and/or investors key to the completion and commercialization of the Firefly Technology, it has become clear that such partners and/or investors, are not interested in a highly leveraged company, but would prefer to partner and/or invest in a new company that is debt free, to commercialize the Firefly Technology. The parties have entered into the APA so the Buyer can secure financing and then independently pursue the development, improvement and commercialization of the Firefly Technology. The current stockholders of the Buyer include two third-party individuals, who are working with the Buyer to develop and execute the business plan of the Buyer. Lyle L. Probst is the Chief Executive Officer of the Buyer, Dr. Kimothy Smith is the Chief Science Officer of the Buyer, and David L. Politis is the Chief Marketing and Sales Officer of the Buyer. William J. Caragol, the Chairman and CEO of the Company, is the Chairman of ExcitePCR Corporation.

The foregoing description of the terms of the APA does not purport to be complete and is qualified in its entirety by the complete text of the document attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated as of August 24, 2017, among PositiveID Corporation, PositiveID Diagnostics, Inc., and ExcitePCR Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: August 28, 2017	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer